UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 12, 2010)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 893-3543

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Gulf United Energy, Inc’s Form 8-K, filed March 18, 2010, is being filed to amend Footnote No. 1 of Item 5.01, Changes in Control of the Registrant, wherein the number of shares issued and outstanding should read “222,203,000” instead of “22,203,000.” This amendment does not update, amend or modify any other information set forth in the original Form 8-K and does not reflect any events that may have occurred after the original filing date.

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2010, Gulf United Energy, Inc. (the “Company”) entered into a participation agreement (the “Participation Agreement”) with Upland Oil and Gas, LLC Sucursal del Peru (“Upland”).  Pursuant to the terms of the Participation Agreement, the Company, through its wholly owned subsidiary Gulf United Energy del Peru Ltd., acquired from Upland up to a 35% working interest in Block XXIV Peru, an approximately 280,000 acre onshore and offshore property, and up to a 35% working interest in the Peru TEA, consisting of four contiguous blocks totalling approximately 40,000,000 acres.  Prior to the execution of the Participation Agreement, Upland held 80% of the interests in the license agreement covering Block XXIV, subject to an existing 1% proportionately reduced overriding royalty interest and a 1% net production interest (proportionately reduced) assigned to certain third parties, and 100% of the interests in the license agreement covering the Peru TEA.  Upland will serve as operator on both Block XXIV and the Peru TEA.

Pursuant to the terms of the Participation Agreement, the Company will pay Upland up to $4,100,000 for costs and expenses incurred prior to March 12, 2010 on Block XXIV, of which $200,000 was paid upon the execution of the Participation Agreement.  The Company will also pay Upland up to the first $6,000,000 for drilling costs and expenses incurred on Block XXIV subsequent to March 12, 2010, after which costs and expenses will be shared pro-rata amongst the parties.  With respect to the Peru TEA, the Company will pay up to the first $1,500,000 of the ongoing costs and expenses incurred on the Peru TEA, after which costs and expenses will be shared pro-rata amongst the parties.  The Company will be entitled to receive 70% of the revenue from Block XXIV attributable to the Company’s and Upland’s respective participation interests (in excess of costs and expenses incurred under the Block XXIV joint operating agreement attributable to the Company’s and Upland’s Block XXIV participation interests) until the Company has recovered its costs relating to Block XXIV and the Peru TEA.  After the recovery of such costs, revenues will be shared between the parties pro-rata pursuant to the parties’ respective interests.  The Company will need to raise capital on a best efforts basis to fund the Participation Agreement. A copy of the press release relating to the execution of the Participation Agreement is attached hereto as Exhibit 99.1.

The Company acquired the right to enter into the Participation Agreement from James M. Askew, John B. Connally III, Ernest B. Miller IV, and Rodeo Resources, LP, an entity owned by Jim Ford (collectively the “Assignors”) pursuant to an assignment agreement dated as of March 12, 2010 (the “Assignment”).  In connection with the execution of the Assignment, the Company agreed to pay a $600,000 fee by issuing to each of the Assignors 10,000,000 shares of the Company’s common stock on March 12, 2010 and 5,000,000 shares to be issued at a later date.  The Assignors also reserved a 2% overriding royalty interest all oil, gas and other minerals produced and saved for the benefit of the Company on Block XXIV, the Peru TEA, and certain other interests that may subsequently be assigned to the Company pursuant to the Assignment.

On March 12, 2010, the Company entered into a debt conversion agreement (the “Debt Conversion Agreement”) with respect to $1,639,685 of outstanding debt owed to James M. Askew (the “Debt”).  Pursuant to the terms of the Debt Conversion Agreement, Mr. Askew converted $400,000 of the Debt into 40,000,000 shares of the Company’s common stock, of which 20,000,000 shares were issued on March 12, 2010 and 20,000,000 shares will be issued on a later date.  Prior to the conversion of the Debt, Mr. Askew agreed to forgive $631,444 of interest accrued on the Debt, an amount equal to all of the interest accrued on the Debt through March 11, 2010.  Of the remaining amount payable to Mr. Askew in connection with the Debt, the Company issued to Mr. Askew a new one-year promissory note in the aggregate principal amount of $1,089,685 (the “New Note”) and $150,000.  The New Note is unsecured, bears interest at 10% per annum, and matures upon the earlier of (i)  March 31, 2011 and (ii) the closing of any equity or equity equivalent financing, or the last of any such equity or equity equivalent financings, in which the Company receives gross proceeds of at least $5,000,000.  Interest payments are due quarterly beginning June 30, 2010.  Concurrently with the execution of the Debt Conversion Agreement, Mr. Askew sold 20,000,000 shares of Company common stock to John B. Connally III.

Item 3.02  Unregistered Sales of Equity Securities

As described in the Company’s Quarterly Report on Form 10-Q filed on January 20, 2010, the Company sold an aggregate of 19,500,000 shares of unregistered Company common stock for gross proceeds of $195,000 pursuant to a private offering (the “Offering”) since the end of fiscal year 2009.  Since the date of that Quarterly Report, the Company has sold 24,750,000 shares of common stock for gross proceeds of $247,500, and has received subscriptions for the purchase of an additional 27,500,000 shares of common stock for $275,000.  In March 2010, the Company issued 10,000,000 shares of Company common stock, valued at $0.01 per share, to unaffiliated third parties for services rendered.  Also in March 2010, the Company issued 5,000,000 shares to Don Wilson for services to be rendered and 500,000 shares to Charles Newman, a director of Gulf United Energy del Peru Ltd for services rendered, each issuance valued at $0.01 per share.

Item 5.01  Changes in Control of Registrant

As a result the transactions described in Item 1.01 hereto, Messrs. Askew, Connally, and Miller and Rodeo Resources, LP each beneficially own over 5% of the Company’s common stock.  The following table sets forth information regarding the beneficial ownership of the Company’s shares of common stock at March 18, 2010 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) our director, (iii) our executive officers, and (iv) by our director and executive officers as a group. To the Company’s knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Of Common Stock Beneficially Owned (1)	Percentage(1)
Beneficial Owners of more than 5%:
James M. Askew	35,003,000(2)(3)	15.75%
John B. Connally III	36,250,000(3)	16.31%
Ernest B. Miller IV	17,500,000(3)	7.88%
Rodeo Resources, LP	17,800,000(3)	8.01%
Named Executive Officers and Directors:
Don Wilson	7,000,000	3.15%
David Pomerantz	-0-	0%
All directors & executive officers as a group (2 persons)	7,000,000	3.15%

(1)
Based on 222,203,000 shares of common stock issued and outstanding which include (i) an aggregate of 20,000,000 shares to be issued to the Assignors at a later date pursuant to the Assignment, (ii) 20,000,000 shares to be issued to James Askew at a later date pursuant to the Debt Conversion Agreement, and (iii) 27,500,000 shares to be issued upon funding of the received subscriptions in the Offering.

(2)	For purposes of beneficial ownership, includes 20,000,000 shares to be issued to James Askew at a later date pursuant to the Debt Conversion Agreement.
(3)	For purposes of beneficial ownership, includes 5,000,000 shares to be issued to each of the Assignors at a later date pursuant to the Assignment.

Item 9.01  Financial Statements and Exhibit

(c)           Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Assignment Agreement dated March 12, 2010, by and between the Company, James M. Askew, John B. Connally III, Ernest B. Miller IV, and Rodeo Resources, LP.
10.2	Participation Agreement, dated March 12, 2010, by and between Gulf United Energy del Peru Ltd. and Upland Oil and Gas, LLC Sucursal del Peru.
10.3	Assignment (License Contract) dated March 12, 2010, by and between Gulf United Energy del Peru Ltd. and Upland Oil and Gas, LLC Sucursal del Peru.
10.4	Assignment (TEA) dated March 12, 2010, by and between Gulf United Energy del Peru Ltd. and Upland Oil and Gas, LLC Sucursal del Peru.
10.5	Debt Conversion Agreement, dated March 12, 2010, by and between the Company and James M. Askew.
10.6	Unsecured Promissory Note, dated March 12, 2010, issued to James M. Askew.
99.1	Press Release dated March 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2010

GULF UNITED ENERGY, INC.

By:	/S/ DON W.WILSON
Don Wilson, Chief Executive Officer